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                                                               Exhibit 99.2(b)


                      PRODUCT DEVELOPMENT RIGHTS AGREEMENT


         THIS PRODUCT DEVELOPMENT RIGHTS AGREEMENT (this "Agreement") dated as of November 4, 1999 (the "Effective Date"), is entered into between ALLIANCE PHARMACEUTICAL CORP., a New York corporation ("Alliance"), having a place of business at 3040 Science Park Road, San Diego, California 92121, and INHALE THERAPEUTIC SYSTEMS, INC., a Delaware corporation ("Inhale"), having a place of business at 150 Industrial Road, San Carlos, California 94070.


                                    RECITALS:

         WHEREAS, Alliance and Inhale have entered an Asset Purchase Agreement dated as of the Effective Date (as amended or restated from time to time, the "Asset Purchase Agreement"), pursuant to which Alliance assigned and sold to Inhale certain patent rights and know-how relating the PulmoSpheres-Registered Trademark-Technology as required in the Asset Purchase Agreement.

         WHEREAS, in connection with the execution of the Asset Purchase Agreement, Inhale has agreed to enter into this Agreement to perform certain product formulation and development work for Alliance within the Inhale Field (as defined below) using the PulmoSpheres-Registered Trademark- Technology.

         WHEREAS, Alliance and Inhale have also entered into a License Agreement (License to Alliance) dated as of the Effective Date (as amended or restated from time to time, the "License to Alliance") pursuant to which Inhale has granted to Alliance a license to use and sell, and under certain circumstances manufacture, products designated for development under this Agreement, and a License Agreement (License to Inhale) as of the Effective Date (as amended or restated from time to time, the "License to Inhale"), pursuant to which Alliance has granted to Inhale certain rights under Alliance's proprietary technology for use within the Inhale Field.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         For purposes of this Agreement, the terms defined in this Article 1 shall have the respective meanings set forth below:

         1.1 "AFFILIATE" shall mean, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. Without limitation, a Person shall be regarded as in control of another Person if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of

* INDICATES CONFIDENTIAL INFORMATION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



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the other Person, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

         1.2 "Asset Purchase Agreement" shall have the meaning set forth in the Recitals.

         1.3 "Call Right" shall have the meaning set forth in Section 3.1.

         1.4 "Competitor of Inhale" *





















         1.5 "Confidential Information" shall mean, with respect to a party, all information of any kind whatsoever, and all tangible and intangible embodiments thereof of any kind whatsoever, which is disclosed by such party to the other party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other party. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the other party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the other party, (b) to have become publicly known, without fault on the part of the other party, subsequent to disclosure of such information by the disclosing party to the other party, (c) to have been received by the other party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information, (d) to have been otherwise known by the other party prior to disclosure of such information by the disclosing party to the other party, or (e) to have been independently developed by persons on behalf of the other party without access to or use of such information disclosed by the disclosing party to the other party.

         1.6 "Designated Product" shall have the meaning set forth in Section 3.2(e).

         1.7 "Inhale Field" shall mean uses of perforated microstructures within the respiratory tract, including without limitation the nasal passage; provided, however, the Inhale Field shall



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not include the use of perforated microstructures in connection with the direct intratracheal or direct pulmonary administration (e.g., via bronchoscope or endotracheal tube) of fluorochemicals or other liquids. For clarity, the Inhale Field includes the administration of perforated microstructures containing compounds by means of metered dose inhaler, dry powder inhaler, nasal spray, or by nebulization of perforated microstructures formulated with fluorochemicals as suspending agents, provided that the quantities of fluorochemicals so included in such formulation for nebulization do not exceed that which is commercially reasonably necessary to provide effective delivery of the active agent. It is presently anticipated that the quantities of fluorochemicals to be used for nebulization of an active agent by or on behalf of Purchaser will not exceed 5 ml per dose.

         1.8 "IMMUNE MODULATORS" shall mean *



         1.9 "IMMUNOGENS" shall mean *



         1.10 "LICENSE TO ALLIANCE" shall have the meaning set forth in the Recitals.

         1.11 "LICENSE TO INHALE" shall have the meaning set forth in the Recitals.

         1.12 "MAJOR COUNTRY" means any of the following countries: The United States, the United Kingdom, France, Germany, Italy, Spain or Japan.

         1.13 "MAJOR PHARMACEUTICAL COMPANY" means *




         1.14 "MULTI-SOURCE COMPOUND" shall mean *




         1.15 "PERSON" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

         1.16 "PRODUCT DESIGNATION PERIOD" shall mean, subject to the following sentence, the period within which Alliance may exercise a Call Right to designate such compound as a potential Designated Product, and shall be equal to, as the case may be, either (i) with respect to a Single-Source Compound, the *************** commencing on the Effective Date or (ii) with respect to a Multi-Source Compound, a *************** commencing on the Effective Date, provided that if during such ************* Inhale rejects a proposed Designated Product which is a Multi-Source Compound for the reasons set forth in



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Section 3.2(a)(i), or in Section 3.2(a)(ii) or Section 3.2(a)(iii) with respect to Allowed Candidates (as defined below), the Product Designation Period for Multi-Source Compounds shall be extended for an additional ****************. In no event shall such Product Designation Period expire for both Single-Source Compounds and Multi-Source Compounds later than the first to occur of (A) the *********************of the Effective Date or (B) the date upon which Alliance commercially launches a second Designated Product. An "Allowed Candidate" is *





         and with respect to which, prior to its exercise of a Call Right, Alliance allocated significant resources in researching the feasibility of a Designated Product based thereon, as evidenced by the information supplied to Inhale relating to such compound pursuant to Section 3.2.

         1.17 "PULMONARY DRUG DELIVERY COMPANY" shall mean *



         1.18 "PULMOSPHERES-Registered Trademark- TECHNOLOGY" shall mean (i) the method of manufacturing hollow and porous spray dried particles using a perfluorocarbon emulsion or other blowing agents described in the Assigned Patent Rights (as defined in the Asset Purchase Agreement), and (ii) the particles manufactured by such method, both as further described in all of the Assigned Patent Rights and Proprietary Purchased Assets (as defined in the Asset Purchase Agreement).

         1.19 "SINGLE-SOURCE COMPOUND" shall mean any compound other than a Multi-Source Compound.

         1.20 "THIRD PARTY" shall mean any Person other than Alliance, Inhale and their respective Affiliates.

         1.21 "TOLEROGENS" shall mean *

         1.22 "VACCINES" shall mean *

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

         Each party hereby represents and warrants to the other party as follows:

         2.1 CORPORATE EXISTENCE. Such party is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated.

         2.2 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Such party (a) has the corporate power and authority and the legal right to enter into this Agreement and to perform its

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obligations hereunder, and (b) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

         2.3 NO CONFLICT. The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

                                    ARTICLE 3

                                   CALL RIGHTS

         3.1 CALL RIGHTS.

             (a) Subject to the last sentence of this Section 3.1(a), during the Product Designation Period, Alliance shall have the right to select two
(2) products in the Inhale Field which are manufactured by means of or incorporate Pulmospheres-Registered Trademark- Technology for development and commercialization by Alliance. Subject to the limitations in Section 3.1(b) and the exclusions of and the mechanisms set forth in Section 3.2, Alliance shall have the right (each, a "Call Right") to cause Inhale to develop a powder formulation of active drug substance for up to three (3) such products to obtain rights to develop and commercialize up to two (2) products, provided that Inhale shall not be obligated to perform development work on more than two (2) such products at any given time. Inhale may also, in its sole discretion, accept a request of Alliance to develop a product outside of the Inhale Field which is manufactured by means of or incorporates Pulmospheres-Registered Trademark- Technology as the exercise of one of its Call Rights. Alliance's Call Rights are subject to termination as provided in
Section 9.7 of the Asset Purchase Agreement.

             (b) Alliance's Call Right shall apply to products which are manufactured by means of or incorporate PulmoSpheres-Registered Trademark-Technology comprising compounds or agents which are neither proteins nor peptides, except that Alliance may exercise a Call Right for one or more Immunogens (comprising Vaccines or Tolerogens), together with any Immune Modulator that can be included in such Designated Product (a "Combination") *

             . In the event Alliance exercises a Call Right for a Combination, Inhale shall be free to develop and commercialize, either itself or with a third party, products containing as an active agent, only either such Immune Modulator or such Immunogen; provided, however, that nothing in this sentence shall be deemed to grant to Inhale any implied license under Alliance's proprietary technologies. Furthermore, Alliance may exercise a Call Right for a product only if *

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         3.2 NOTICE MECHANISM: EXCLUDED PRODUCTS.

             (a) In order to exercise a Call Right with respect to a product, Alliance shall give written notice to Inhale of such exercise with a description of such product and other information in Alliance's possession and control that is reasonably sufficient for Inhale to decide whether to accept or reject such product under this Section 3.2(a). Within forty-five
(45) days after Inhale's receipt of such notice and information, Inhale shall either confirm its acceptance of the product designation or notify Alliance that it is rejecting the proposed product. Inhale may reject the proposed product if Inhale reasonably and in good faith makes one of the following determinations: (i) Inhale has already begun development of the product prior to the date of receipt of the Alliance notice; (ii) development of the product for Alliance would constitute a breach by Inhale of a then existing agreement to which Inhale is bound; (iii) Inhale began negotiating prior to the date of receipt of the Alliance notice an agreement with a prospective customer and believes that the principal terms of such an agreement will be agreed upon within ninety (90) days following receipt of the Alliance notice and development of a product would constitute a breach of such agreement if consummated; (iv) development of the product would pose a medical or safety risk to Inhale employees or prospective patients; (v) Inhale lacks the expertise and/or resources to carry out such work; (vi) development of the product would result in significant delays or disruptions to Inhale's other research or contractual activities; or (vii) development of the product by Inhale would infringe an issued patent or a claim of a published patent application. If Inhale accepts a Call Right notwithstanding its reasonable belief that subsection (vi) would apply to its development of such product, Inhale may elect to postpone for up to two (2) calendar quarters from the date of the Collaboration Agreement to be entered into pursuant to Section 3.2(b) its obligations to develop such product as a Designated Product pursuant to this Article 3. In making its determination with respect to clause (vi), Inhale shall treat the Alliance exercise in the same manner as Inhale would treat a request by a prospective customer at that time to develop a different product that would require the same type and amount of resources as would be required to develop the proposed Call Right product. If Inhale rejects an Alliance exercise of a Call Right based on a determination covered by clause (iii), Inhale shall diligently pursue the conclusion of such negotiations with the prospective customer and Inhale shall notify Alliance promptly if Inhale concludes that it is not going to execute a definitive agreement for such product with such prospective customer.

             (b) Inhale's acceptance of Alliance's exercise of a Call Right shall remain subject to the parties' successful negotiation of a collaboration agreement for development of such product including a work plan, the terms set forth in Sections 3.3 through 3.7, and any other commercial terms customary for agreements for the development of similar products (subject to Section 3.8) (each such agreement, a "Collaboration Agreement").

             (c) If either (i) Inhale rejects an Alliance exercise of a Call Right based upon a determination described in clauses (iv), (v) or (vi), or
(ii) Inhale and Alliance are unable to agree upon the terms of a Collaboration Agreement pursuant to Section 3.2(b) within ninety (90) days after Inhale accepts Alliance's designation of the relevant product, then Alliance shall have the right to conduct development of the product by itself or through a Third Party.

             (d) If either Inhale rejects Alliance's exercise of a Call Right pursuant to subsection (a) or the parties are unable to agree on the terms of a Collaboration Agreement with

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respect to a product within ninety (90) days after Inhale accepts Alliance's designation of the product as provided in subsection (b), and Alliance does not proceed to develop such product either itself or with a Third Party as provided in subsection (c) within ninety (90) days after expiration of such ninety (90) day period within which the parties may negotiate a Collaboration Agreement, then Alliance shall not be deemed to have exercised a Call Right.

             (e) If (i) Inhale accepts the exercise of a Call Right and the parties agree on the terms of a Collaboration Agreement with respect thereto as provided in subsection (b), or (ii) Alliance itself or through a Third Party conducts development work on a product for which it exercises a Call Right as provided in Section 3.2(c), then Alliance shall be deemed to have exercised one of its Call Rights even if such development work is later terminated for any reason other than Inhale's breach of any Collaboration Agreement relating thereto, and such product shall be a "Designated Product"; provided, however, that if Alliance terminates development of such product prior to commercial launch thereof, then it shall so notify Inhale and such product shall thereafter no longer be a Designated Product.

             (f) Alliance may exercise up to three (3) Call Rights in order to obtain rights to develop and commercialize up to two (2) Designated Products.

         3.3 WORK TO BE PERFORMED. Inhale shall use commercially reasonable efforts in the performance of any work it performs for Alliance with respect to development of a powder formulation of the active drug substance ("Active Substance") for a Designated Product for which it accepts a Call Right. Any such formulation work performed by Inhale with respect to a Designated Product for Alliance shall be consistent with Inhale's practices for its customers, and shall include but not be limited to: (a) developing a powder formulation of the active drug substance (a "Powder Formulation") and providing sufficient amounts of such Powder Formulation to Alliance for use in such preclinical in vitro and in vivo models as Alliance reasonably decides to perform; (b) providing sufficient amounts of such Powder Formulation for Alliance to conduct clinical trials (including relevant documentation with respect to such Designated Product and its manufacture as required by regulatory authorities to be filed prior to commencement of any clinical trial); (c) making such alterations and improvements to a previously developed Powder Formulation of the Active Substance for a Designated Product as may be reasonably indicated by any test or study conducted by Alliance or Inhale; and (d) satisfying the manufacturing requirements of Section 3.5 below.

         3.4 COST REIMBURSEMENT; SUPPLY OF BULK ACTIVE SUBSTANCE. Alliance shall reimburse Inhale for Inhale's fully burdened costs incurred in performing development work pursuant to a Collaboration Agreement for a Designated Product, determined in a manner consistent with the method used by Inhale for its other customers. Such costs shall include reimbursement for full time equivalent ("FTE") effort at standard Inhale FTE rates, reimbursement of direct costs not included in the FTE rate, and reimbursement for the cost of any capital equipment or facilities or other assets acquired for such formulation work. Alliance shall be responsible at its own expense for the supply of the bulk Active Substance that it desires Inhale to formulate into a Powder Formulation for Designated Products.

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         3.5 COMMERCIAL MANUFACTURE.

             (a) Except as provided in Section 3.5(c), Inhale shall have a first option to negotiate a commercial supply agreement for the manufacture and supply of a Powder Formulation of Designated Products. Any such agreement shall provide that Alliance shall supply bulk Active Substance to Inhale for commercial manufacture at no cost, and pay to Inhale a purchase price for such Powder Formulation equal to ***********************

             together with other reasonable terms and conditions customary in the industry for the supply of similar products. Any such agreement shall also provide that Inhale shall deliver to Alliance bulk Powder Formulation in containers mutually agreeable to both parties. For each Designated Product, Alliance shall notify Inhale when Alliance determines in good faith that it has sufficient information to define the manufacturing process and is able to provide reasonable data regarding anticipated volume requirements for the Designated Product. If Inhale reasonably and in good faith agrees that the information provided by Alliance is sufficient to commence negotiation of a commercial supply agreement for a Powder Formulation of a Designated Product, Inhale shall so notify Alliance and within thirty (30) days thereafter Inhale shall notify Alliance whether Inhale desires to negotiate the terms of an agreement pursuant to which Inhale shall manufacture and supply a Powder Formulation of such Designated Product.

             (b) If the parties do not enter into a commercial supply agreement for the Powder Formulation of a particular Designated Product within ********************** after Inhale notifies Alliance of its interest in negotiating such an agreement, or if Inhale does not notify Alliance of its interest in manufacturing a Powder Formulation of a Designated Product within the thirty (30) day period provided in subsection (a), then Alliance may manufacture a Powder Formulation of the Active Substance itself or enter into a manufacturing agreement therefor with a Third Party that is not a Competitor of Inhale, in which case Inhale shall provide to Alliance technical assistance as described in Section 3.5(c).

             (c) If Alliance acquires the right to develop a Designated Product pursuant to Section 3.2(c), Alliance may request that Inhale provide reasonable advice regarding whether Alliance's proposed formulation for the relevant Designated Product is compatible with Inhale's proprietary technology for manufacturing a Powder Formulation of such Designated Product, and other reasonable technical assistance as may be relevant to the manufacture of such product. Any technology transfer to Alliance or Alliance's Third Party manufacturer in connection with such advice or assistance shall be governed by a written agreement between Inhale, Alliance and any such Third Party manufacturer in customary form imposing upon Alliance and such Third Party manufacturer obligations of confidentiality and limitations on use of Inhale's proprietary technology for the relevant Designated Product, which agreement shall be negotiated and entered into prior to the transfer of such technology pursuant to this Section 3.5. If Alliance develops a Designated Product either itself or through a Third Party pursuant to Section 3.2(c), and if Alliance does not request that Inhale provide technical assistance in the development of such product as provided in this Section 3.5(c), then Alliance shall be solely responsible for the development and manufacture of such Designated Product and Inhale shall have no further right of first option to manufacture a Powder Formulation of such Designated Product under this Section 3.5 or any obligations in connection therewith.

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         3.6 DEVICE SUPPLY; OTHER TECHNOLOGY. If Alliance desires to utilize other Inhale proprietary technology, such as a delivery device or processes for packaging powders that is covered by intellectual property rights owned or controlled by Inhale in connection with the development of a Designated Product, the parties will negotiate in good faith a license or supply agreement containing commercially reasonable terms under which Inhale shall supply to Alliance such delivery device(s) in connection with the development and commercialization of Designated Products.

         3.7 SUBLICENSES. The Call Rights and other rights described herein shall not be transferable by Alliance to any other person or entity, except
(i) as provided in Section 7.8 and (ii) that Alliance shall have the right at any time after commencement of Phase IIa clinical trials for such Designated Product to grant sublicenses under the license granted to Alliance for the relevant Designated Product to Third Parties other than Competitors of Inhale. Any such right to sublicense includes the right to grant a sublicense to use, sell, offer for sale or import the relevant Designated Product, and shall include the right to manufacture a Powder Formulation of the Active Substance of such Designated Product only if Alliance obtains such right pursuant to Section 3.2 or 3.5. Any sublicensee of Alliance that manufactures a Powder Formulation of the Active Substance shall be subject to confidentiality obligations and use limitations with respect to the Inhale Technology substantially similar to those provided in the second sentence of
Section 3.5(c).

         3.8 NO FURTHER PAYMENTS. The purpose of the payments provided for in Sections 3.4 and 3.5 is to provide Inhale customary, arm's-length compensation related to powder processing work performed by Inhale with respect to Designated Products, but not to provide Inhale compensation for its ownership of intellectual property covering the manufacture of a Powder Formulation of an Active Substance of a Designated Product ("Other Inhale Technology"). Other than the payments referred to in Sections 3.4, 3.5 and 3.6, Alliance shall have no obligation to pay Inhale any amounts, by way of royalties or otherwise, in connection with the development, manufacture, sale or use of Designated Products developed pursuant to the exercise of Call Rights in connection with Inhale's manufacture of a Powder Formulation of an Active Substance. However, if the Parties enter into an agreement pursuant to this Article 3 under which Inhale agrees to perform final container filling or packaging of a Powder Formulation, or to supply devices to Alliance as provided in Section 3.6, then such agreement shall provide for additional payments to Inhale as the parties may mutually agree that will provide to Inhale reasonable and customary compensation for a license under Inhale's proprietary technology covering or including such Other Inhale Technology.

         3.9 LICENSE. Effective as of the first to occur of (i) the effective date of any Collaboration Agreement between the parties that may be entered into pursuant to Section 3.2 (b) or (ii) Alliance's provision of notice to Inhale that Alliance has elected to proceed with development of a product with respect to which Inhale rejected a Call Right for reasons set forth in Sections 3.2(a) (iv), (v), or (vi), as permitted under the last sentence of
Section 3.2(a), or following the failure of the parties to agree on a Collaboration Agreement, as permitted under Section 3.2 (the "Notice Date"), the license granted to Alliance pursuant to Section 3.3 of the License to Alliance shall become effective with respect to such Designated Product on a worldwide basis. Notwithstanding the foregoing, if as of the second anniversary of the Notice Date for such Designated Product, Alliance does not own or acquire rights to any patent applications or patents

                                     - 9 -
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covering such Designated Product and the use thereof in the Inhale Field in the United States and four (4) of the remaining Major Countries (other than pursuant to the License to Alliance), then effective as of such date, such license granted to Alliance for such Designated Product shall revert to Inhale with respect to those Major Countries in which Inhale has Designated Product Patent Rights covering such Designated Products and the use thereof in the Inhale Field and in which Alliance does not own or possess rights under patent applications or patents covering such Designated Product in such countries (other than pursuant to License to Alliance), without otherwise affecting such license granted to Alliance for such Designated Product with respect to all other countries.

         3.10 AVAILABILITY OF THE LICENSED KNOW-HOW. If Alliance obtains the right to manufacture or have manufactured a Powder Formulation of an Active Substance pursuant to Section 3.5, upon Alliance's request, which request shall not be made more than four (4) times a year, Inhale shall provide Alliance with all information regarding the Designated Product Know-How (as defined in the License to Alliance) necessary or useful for the manufacture of such Designated Product.

         3.11 USE OF PULMOSPHERES-Registered Trademark- TRADEMARK. Inhale shall grant to Alliance a license under the trademarks
PulmoSpheres-Registered Trademark- and Homodispersion-Registered Trademark-for use in connection with the commercialization of Designated Products as provided in Section 3.4 of the License to Alliance.

                                    ARTICLE 4

                                 CONFIDENTIALITY

         4.1 CONFIDENTIAL INFORMATION. For a period of seven (7) years following the Effective Date, each party shall maintain in confidence all Confidential Information disclosed by the other party, and shall not use, disclose or grant the use of the Confidential Information except on a need-to-know basis to its Affiliates' and actual or potential sublicensees, directors, officers, employees, agents, consultants, clinical investigators, contractors, distributors or permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party's activities in connection with its performance under and exercise of rights expressly provided in this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, a party hereto shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information of the other party for any purpose other than those permitted by this Agreement.

         4.2 PERMITTED DISCLOSURES. The confidentiality obligations contained in this Article 4 shall not apply to the extent that the receiving party (the "Recipient") is required (a) to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction, or
(b) to disclose information to any governmental agency for purposes of obtaining approval to test or market a product, provided in either case that the Recipient shall provide written notice thereof to the other party and sufficient opportunity to object to any such disclosure or to request confidential treatment thereof, and shall use reasonable efforts to secure confidential treatment of, or a protective order for, the information so required to be disclosed.

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                                    ARTICLE 5

                                 INDEMNIFICATION

         5.1 INDEMNIFICATION. Each party shall defend, indemnify and hold the other party and any successor and assign, director, officer, employee, Affiliate and agent thereof harmless from all losses, liabilities, damages and expenses including attorneys' fees and costs (all "Liabilities") incurred as a result of any claim, demand, action or proceeding by any Third Party to the extent arising out of the negligence, recklessness or intentional acts or omissions of the indemnifying party or its Affiliates in connection with the development of the Designated Products. Any agreements entered into by the parties pursuant to Article 3 shall contain an obligation of Alliance to indemnify Inhale for claims arising from Alliance's manufacture, use, sale, offer for sale or import of Designated Products.

         5.2 PROCEDURE. A party and any successor and assign, director, officer, employee, Affiliate and Agent thereof (each an "Indemnitee") that intends to claim indemnification under this Article 5, shall promptly notify the other party (the "Indemnitor") of any claim demand, action or proceeding relating to a Liability in respect of which the Indemnitee may seek such indemnification. The Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor; provided, however, that the Indemnitee shall have the right to retain separate counsel, together with all Indemnitees similarly situated, at Indemnitor's expense, if representation of the Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interests between the Indemnitee and any other party represented by such counsel therein. The indemnity obligation in this Article 5 shall not apply to amounts paid in settlement of any claim, demand, action or proceeding relating to a Liability subject to the indemnification obligation set forth in Section 5.1 if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action or proceeding, if prejudicial to its ability to defend such action or proceeding, shall relieve Indemnitor of any liability to the Indemnitee under this Article 5, but the omission to deliver such notice to Indemnitor shall not relieve it of any liability that it may have to the Indemnitee other than under this Article 5. The Indemnitor may not settle the action or otherwise consent to an adverse judgment in such action that diminishes the rights or interests of the Indemnitee without the express written consent of the Indemnitee. The Indemnitee, its employees and agents, shall reasonably cooperate with Indemnitor and its legal representatives in the investigation and defense of any claim, demand, action or proceeding covered by this indemnification.

                                    ARTICLE 6

                                   ARBITRATION

         6.1 ARBITRATION. Any dispute, controversy or claim initiated by either Inhale or Alliance arising out of, resulting from or relating to this Agreement, or the performance by either party of its obligations under this Agreement (other than bona fide third party actions or proceedings filed or instituted in an action or proceeding by a Third Party against Inhale or Alliance), shall be finally resolved by binding arbitration. Whenever Inhale or Alliance shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other. Either party may, notwithstanding this Agreement, seek from any judicial authority pre-award interim, provisional or conservatory relief that may be necessary to protect the rights of that party pending the arbitrator's determination of the merits of the controversy. Discovery in any arbitration proceeding under this Section 6.1 shall be permitted as set forth in the Federal Rules of Civil Procedure with respect to the performance by the parties of their obligations under this Agreement and such other matters as the arbitrator may determine (it being the intent of the parties that full discovery occur with respect to the salient facts). The parties shall apply the Rules of Federal Evidence to the hearing. Any such arbitration shall be conducted under the Comprehensive Rules for Commercial, Real Estate and Construction Cases of the Judicial Arbitration & Mediation Services by a single arbitrator chosen by mutual consent of Inhale and Alliance. Should Inhale and Alliance fail to agree on the selection of an arbitrator, Inhale and Alliance shall each appoint one arbitrator and the two arbitrators shall agree upon a neutral third arbitrator to serve as the sole arbitrator. Any such arbitration shall be held in San Carlos if initiated by Alliance, and in San Diego if initiated by Inhale. The arbitrator shall render his or her decision within thirty (30) days of the completion of the arbitration. The arbitrator shall have the authority to allocate between the parties the costs of arbitration in such equitable manner as he or she determines. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations or the provisions of this Agreement. The parties hereby waive their right to a jury trial in connection with any matter submitted for resolution by arbitration hereunder, except as provided in the last sentence hereof. Notwithstanding the foregoing, disputes regarding the validity, scope or enforceability of patents shall be submitted to a court of competent jurisdiction in the country where such patent has issued.

                                    ARTICLE 7

                                  MISCELLANEOUS

         7.1 NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the parties to the other shall be in writing and delivered to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor, and shall be effective upon receipt by the addressee.

         If to Alliance:     Alliance Pharmaceutical Corp.
                             3040 Science Park Road
                             San Diego, California 92121
                             Attention:  President

         With copies to:     Lloyd A. Rowland
                             Vice-President and General Counsel
                             Alliance Pharmaceutical Corp.
                             3040 Science Park Road
                             San Diego, California 92121

         If to Inhale:       Inhale Therapeutic Systems
                             150 Industrial Road
                             San Carlos, California 94070
                             Attention: Legal Department

         With copies to:     Cooley Godward LLP
                             Five Palo Alto Square
                             3000 El Camino Real
                             Palo Alto, California 94306
                             Attention: Robert L. Jones, Esq.


         7.2 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law principles thereof.

         7.3 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstance other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         7.4 WAIVER. No failure or delay on the part of any party to exercise any right under this Agreement, operate as a waiver of such right; and no single or partial exercise of any such right shall preclude any other or further exercise thereof or of any other right. No party shall be deemed to have waived any claim arising out of this Agreement, or any right under this Agreement, unless the waiver of such right is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         7.5 ENTIRE AGREEMENT. This Agreement, together with the Asset Purchase Agreement, License to Alliance and the License to Inhale, contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied representations, agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties.

         7.6 INDEPENDENT CONTRACTORS. Each party hereby acknowledges that the parties shall be independent contractors and that the relationship between the parties shall not constitute a partnership, joint venture or agency. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other party, without the prior consent of the other party to do so.

         7.7 ASSIGNMENT. Except as otherwise expressly provided under this Agreement neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other party; PROVIDED, HOWEVER, that either party may, without such consent, assign this

Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, change in control or similar transaction; and further provided that in no event shall Alliance assign this Agreement or its rights and obligations hereunder to a Competitor of Inhale or shall Inhale assign its rights under this Agreement to an entity that has fewer than two hundred (200) employees without Alliance's prior written consent, not to be unreasonably withheld. Notwithstanding the foregoing, Inhale may only assign its obligations under this Agreement to a third party in conjunction with an assignment of sufficient rights under the Pulmospheres-Registered Trademark- Technology necessary for the performance of its obligations hereunder. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 7.7 shall be void.

         7.8 NO FURTHER RIGHTS. Except as otherwise expressly provided in this Agreement, under no circumstances shall a party, as a result of this Agreement, obtain any ownership interest, license or other right in any invention, discovery, composition or other technology, or in any patent right or other intellectual property right, of the other party. No rights other than those expressly provided in this Agreement are granted to either party hereunder, and no additional rights shall be deemed granted, by implication, estoppel or otherwise.

         7.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed an original.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                 ALLIANCE PHARMACEUTICAL CORP.


                                 By:         /s/
                                     -------------------------------------------

                                 Name:  Theodore D. Roth
                                        ----------------------------------------

                                 Title:  President and Chief Operating Officer
                                         ---------------------------------------

                                 INHALE THERAPEUTIC SYSTEMS, INC.


                                 By:       /s/
                                    --------------------------------------------

                                 Name: Brigid A. Makes
                                       -----------------------------------------

                                 Title: Vice President & Chief Financial Officer
                                        ----------------------------------------

                                   SCHEDULE A

                               LIST OF COMPETITORS



*








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